                                                                   EXHIBIT NO. 2

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of January 29, 1998, by and between CROSSROADS BANCSHARES, INC. ("CROSSROADS"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Perry, Georgia, and SNB BANCSHARES, INC. ("SNB"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Macon, Georgia.

                                   Preamble
                                   --------

     Certain terms used in this Agreement are defined in Section 10.1 hereof,

     The Boards of Directors of CROSSROADS and SNB are of the opinion that the transactions described herein are in the best interests of CROSSROADS and SNB and their respective shareholders. This Agreement provides for the combination of CROSSROADS with SNB pursuant to the merger of CROSSROADS with and into SNB, as a result of which the outstanding shares of the capital stock of CROSSROADS shall be converted into the right to receive shares of common stock of SNB (except as provided herein), and the shareholders of CROSSROADS shall become shareholders of SNB (except as provided herein). The transactions described in this Agreement are subject to the approvals of the shareholders of CROSSROADS, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                                TERMS OF MERGER
                                ---------------

     1.1   Merger.  Subject to the terms and conditions of this Agreement, at
           ------
the Effective Time, CROSSROADS shall be merged with and into SNB in accordance with the provisions of Section 14-2-1101 of the GBCC and the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). SNB shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CROSSROADS and SNB.

     1.2   Time and Place of Closing.  The Closing shall take place at 10:00
           -------------------------
a.m. on the date that the Effective Time occurs or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the main office of Crossroads Bank, Perry, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3   Effective Time.  The Merger and other transactions contemplated by
           --------------
this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the shareholders of CROSSROADS approve this Agreement to the extent of such approval is required by applicable Law; or (b) such later date as may be mutually agreed upon in writing by the chief executive officer or chief financial officer of each Party.

                                   ARTICLE 2
                         ARTICLES, BYLAWS, MANAGEMENT
                         ----------------------------

     2.1   Articles of Incorporation.  The Articles of Incorporation of SNB in
           -------------------------
effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

     2.2   Bylaws.  The Bylaws of SNB in effect immediately prior to the
           ------
Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

     2.3   Directors and Officers.  The directors of SNB in office immediately
           ----------------------
prior to the Effective Time shall serve as directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of SNB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of SNB from and after the Effective Time in accordance with the Bylaws of SNB. The directors and officers of CROSSROADS Bank immediately prior to the Effective Time shall serve as the initial directors and officers of CROSSROADS Bank from and after the Effective Time in accordance with the Bylaws of CROSSROADS Bank. SNB agrees to designate four (4) of the existing Directors of CROSSROADS selected by SNB as Directors of SNB to the extent permitted and to nominate and recommend the election of said four (4) Directors for election as Directors by the shareholders of the surviving company.

                                   ARTICLE 3
                  MANNER OF CONVERTING AND EXCHANGING SHARES
                  ------------------------------------------

     3.1  Conversion of Shares.  Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of SNB and CROSSROADS shall be converted as follows:

           (a) Each share of SNB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

           (b) Each Outstanding CROSSROADS Share shall auto-matically be converted at the Effective Time into the right to receive that number of shares of SNB Common Stock (plus cash in lieu of fractional shares pursuant to subsection (d) below, if applicable) equal to (i) 846,748 divided by (ii) the aggregate number of Outstanding CROSSROADS Shares (the "Exchange Ratio"); provided, however, if the number of shares of Crossroads outstanding at closing is 291,982 shares the Exchange Ratio shall be 2.9.

           (c) In accordance with the provisions of this Section 3.1, each CROSSROADS shareholder who does not dissent shall receive the number of shares (or such fraction of a share, subject to subsection (d) below) of SNB Common Stock that shall be equal to (i) the Exchange Ratio multiplied by (ii) the
                                                    ---------- --
aggregate number of Outstanding CROSSROADS Shares such shareholder holds as of the Effective Time (the "Merger Consideration").

           (d) Notwithstanding any other provision of this Agreement, each holder of shares of CROSSROADS Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of SNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SNB Common Stock multiplied by $52.20. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

           (e) Each share of the CROSSROADS Common Stock that is not an Outstanding CROSSROADS Shares as of the Effective Time shall be canceled without consideration therefor.

           (f) Outstanding CROSSROADS Shares held by CROSSROADS shareholders who, prior to the Effective Time, have met the requirements of Article 13 of the GBCC with respect to shareholders dissenting from the Merger shall not be converted in the Merger. All such shares shall be canceled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the GBCC; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Outstanding CROSSROADS Shares in accordance with Article 13 of the GBCC, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of CROSSROADS Common Stock who have not dissented as to the Merger.

      3.2   Exchange of Shares. Promptly following the Effective Time, SNB or a
            ------------------
commercial bank or trust company selected by SNB (the "Exchange Agent"), shall send to each holder of Outstanding CROSSROADS Shares immediately prior to the Effective Time a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates previously evidencing shares of CROSSROADS Common Stock ("Old Certificates"). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of any cash and certificates representing SNB Common Stock, which certificates shall be deposited with the Exchange Agent by SNB as of the Effective Time. If any certificates for shares of SNB Common Stock are to be issued in a name other than that for which an Old Certificate surrendered to exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates or evidence that such certificates have been lost, stolen or destroyed (accompanied by such security or indemnity as shall be requested by CROSSROADS) are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any SNB Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of SNB Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of the unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to SNB, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to SNB for payment or delivery of such property. In no event will any holder of CROSSROADS Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or SNB.

      3.3  Anti-Dilution Provisions. In the event SNB changes the number of
           ------------------------
shares of SNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

      3.4  Shares Held by CROSSROADS or SNB. Each of the shares of CROSSROADS
           --------------------------------
Common Stock held by any CROSSROADS Company or by any SNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

      3.5  CROSSROADS Bank. After consummation of the Merger, CROSSROADS Bank
           ---------------
shall be operated as a subsidiary of SNB.

      3.6  Rights of Former CROSSROADS Shareholders. At the Effective Time, the
           ----------------------------------------
stock transfer books of CROSSROADS shall be closed as to holders of CROSSROADS Common Stock immediately prior to the Effective Time and no transfer of CROSSROADS Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 3.2 of this Agreement, each Old Certificate (other than shares to be canceled pursuant to Sections 3.1(d) and (f) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record CROSSROADS shall be entitled to vote after the Effective Time at any meeting of shareholders of SNB the number of whole shares of SNB Common Stock into which their respective shares of CROSSROADS Common Stock are converted, regardless of whether such holders have exchanged their certificates representing CROSSROADS Common Stock for certificates representing SNB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by SNB on the SNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of SNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of CROSSROADS Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.2 of this Agreement. However, upon surrender of such CROSSROADS Common Stock certificate, both the SNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF CROSSROADS
                 --------------------------------------------

      CROSSROADS hereby represents and warrants to SNB as follows:

      4.1  Organization, Standing and Power. CROSSROADS is a corporation duly
           --------------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. CROSSROADS has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CROSSROADS is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

      4.2  Authority; No Breach. (a) CROSSROADS has the corporate power and
           --------------------
authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CROSSROADS, subject to the approval of this Agreement by the holders of sixty percent (60%) of the outstanding CROSSROADS Common Stock. Subject to such requisite shareholders approval, this Agreement represents a legal, valid and binding obligation of CROSSROADS, enforceable against CROSSROADS in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by CROSSROADS, nor the consummation by CROSSROADS of the transactions contemplated hereby, nor compliance by CROSSROADS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CROSSROADS'S Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CROSSROADS Company under, any Contract or Permit of any CROSSROADS Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any CROSSROADS Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by CROSSROADS of the Merger and the other transactions contemplated in this Agreement.

      4.3  Capital Stock. (a) the authorized capital stock of CROSSROADS
           -------------
consists of 5,000,000 shares of CROSSROADS Common Stock, of which 291,982 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of CROSSROADS are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of CROSSROADS has been issued in violation of any preemptive rights of the current or past shareholders of CROSSROADS.

            (b) There are no other shares of capital stock or other equity securities of CROSSROADS outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CROSSROADS or contracts, commitments, understandings, or arrangements by which CROSSROADS is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

      4.4   CROSSROADS Subsidiaries. CROSSROADS has Previously Disclosed all of
            -----------------------
the CROSSROADS Subsidiaries as of the date of this Agreement. CROSSROADS owns all of the issued and outstanding shares of capital stock of Crossroads Bank of Georgia ("Bank"). No equity securities of any CROSSROADS Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any Bank is bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any CROSSROADS Company is or may be bound to transfer any shares of the capital stock of any Bank. There are no Contracts relating to the rights of the Bank to vote or to dispose of any shares of the capital stock of any Bank. All of the shares of capital stock of Bank held by CROSSROADS are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the CROSSROADS Company free and clear of any Lien. Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS. Bank is an insured institution as defined in the Federal Deposit Insurance Act and is the only subsidiary of CROSSROADS.

      4.5   Financial Statements. CROSSROADS has Previously Disclosed, and
            --------------------
delivered to SNB prior to the execution of this Agreement, copies of all CROSSROADS Financial Statements for periods ended prior to the date hereof and will deliver to SNB copies of all CROSSROADS Financial Statements prepared subsequent to the date hereof. The CROSSROADS Financial Statements (as of the dates hereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the CROSSROADS Companies, which are or will be, as the case may be,complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the CROSSROADS Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the CROSSROADS Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     4.6   Absence of Undisclosed Liabilities. No CROSSROADS Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CROSSROADS as of December 31, 1997 included in the CROSSROADS Financial Statements or reflected in the notes thereto. Except as Previously Disclosed, no CROSSROADS Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

      4.7   Absence of Certain Changes or Events. Since December 31, 1997, (a)
            ------------------------------------
there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on

CROSSROADS, and (b) the CROSSROADS Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CROSSROADS provided in Article 7 of this Agreement.

      4.8   Tax Matters. (a) All Tax returns required to be filed by or on
            -----------
behalf of any of the CROSSROADS Companies have been duly filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on CROSSROADS, and all returns filed are complete and accurate to the Knowledge of CROSSROADS. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, except as reserved against in the CROSSROADS Financial Statements delivered prior to the date of this Agreement. All Taxes and Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

             (b) None of the CROSSROADS Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any CROSSROADS Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

             (c) Adequate provision for any Taxes due or to become due for any of the CROSSROADS Companies for the period or periods through and including the date of the respective CROSSROADS Financial Statements has been made and is reflected on such CROSSROADS Financial Statements.

             (d) Deferred Taxes of the CROSSROADS Companies have been provided for in accordance with GAAP.

             (e) Each of the CROSSROADS Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

             (f) Effective January 1, 1993, CROSSROADS adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

      4.9   CROSSROADS Allowance for Possible Loan Losses. The allowance for
            ---------------------------------------------
possible loan or credit losses (the "CROSSROADS Allowance") shown on the consolidated balance sheets of CROSSROADS included in the most recent CROSSROADS Financial Statements dated prior to the date of this Agreement was, and the CROSSROADS Allowance shown on the consolidated balance sheets of CROSSROADS included in the CROSSROADS Financial Statements as of dates subsequent to the execution of this Agreement will be, maintained in accordance with, and are in the amounts required by, GAAP and applicable regulatory requirements or guidelines and are adequate to provide for losses relating to or inherent in the loan and lease portfolios of the CROSSROADS Companies, all as of the dates thereof, except where the failure of such CROSSROADS Allowance to be so maintained is not reasonably likely to have a Material Adverse Effect on CROSSROADS.

      4.10  Assets. The CROSSROADS Companies have good and marketable title,
            ------
free and clear of all Liens, to all their respective Assets. All material tangible properties used in the businesses of the CROSSROADS Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CROSSROADS's past practices. All Assets which are material to CROSSROAD's business on a consolidated basis, held under leases or subleases by any of the CROSSROADS Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditor's rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the CROSSROADS Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the CROSSROADS Companies is a named insured are reasonably sufficient. The Assets of the CROSSROADS Companies include all assets required to operate the business of the CROSSROADS Companies as presently conducted.

      4.11  Environmental Matters. (a) Each CROSSROADS Company, its
            ---------------------
Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

            (b) There is no Litigation pending or, to the Knowledge of CROSSROADS, threatened before any court, governmental agency or authority or other forum in which any CROSSROADS Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any CROSSROADS Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of CROSSROADS, threatened that is not reasonably likely, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

            (c) There is no Litigation pending or, to the Knowledge of CROSSROADS, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any CROSSROADS Company in respect of such Loan Property) has been or, with respect to threatened litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of CROSSROADS, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

            (d) To the Knowledge of CROSSROADS, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

            (e) During their period of (i) any CROSSROADS Company's ownership or operation of any of their respective current properties, (ii) any CROSSROADS Company's participation in the management of any Participation Facility, or
(iii) any CROSSROADS Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or to the Knowledge of CROSSROADS Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

            (f) Prior to the period of (i) any CROSSROADS Company's ownership or operation of any of their respective current properties, (ii) any CROSSROADS Company's participation in the management of any Participation Facility, or
(iii) any CROSSROADS Company's holding of a security interest in a Loan Property, to the Knowledge of CROSSROADS, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

      4.12  Compliance with Laws. (a) CROSSROADS is duly registered as a bank
            --------------------
holding company under the BHC Act. Each CROSSROADS Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

         (b)   Except as Previously Disclosed, no CROSSROADS Company:

               (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS; and

               (ii) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (A) asserting that any CROSSROADS Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, or (C) requiring any CROSSROADS Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      4.13  Labor Relations. No CROSSROADS Company is the subject of any
            ---------------
Litigation asserting that it or any other CROSSROADS Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CROSSROADS Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CROSSROADS Company, pending or, to its Knowledge, threatened or, to its Knowledge, is there any activity involving any CROSSROADS Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      4.14  Employee Benefit Plans. (a) CROSSROADS has Previously Disclosed, and
            ----------------------
delivered or made available to SNB prior to the execution of this Agreement, copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CROSSROADS Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CROSSROADS Benefit Plans"). Any of the CROSSROADS Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CROSSROADS ERISA Plan." Each CROSSROADS ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "CROSSROADS Pension Plan." No CROSSROADS Pension Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA.

         (b) All CROSSROADS Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS. Each CROSSROADS ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and CROSSROADS is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of CROSSROADS, no CROSSROADS Company has engaged in a transaction with respect to any CROSSROADS Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any CROSSROADS Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

                (c) No CROSSROADS ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any CROSSROADS Pension Plan, (ii) no change in the actuarial assumptions with respect to any CROSSROADS Pension Plan, and (iii) no increase in benefits under any CROSSROADS Pension Plan as a result of plan amendments or changes in applicable law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS or materially adversely affect the funding status of any such plan. Neither any CROSSROADS Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any CROSSROADS Company, or the single-employer plan of any entity which is considered one employer with CROSSROADS under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on CROSSROADS. No CROSSROADS Company has provided, or is required to provide, security to a CROSSROADS Pension Plan or to any single-employer plan of ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D or Title IV or ERISA has been or is expected to be incurred by any CROSSROADS Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on CROSSROADS. Except as Previously Disclosed, no CROSSROADS Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on CROSSROADS. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CROSSROADS Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                (e) No CROSSROADS Company has any obligations for retiree health and life benefits under any of the CROSSROADS Benefit Plans, and there are no restrictions on the rights of such CROSSROADS Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on CROSSROADS.

                (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any CROSSROADS Company from any CROSSROADS Company under any CROSSROADS Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CROSSROADS Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any CROSSROADS Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the CROSSROADS Financial Statements to the extent required by and in accordance with GAAP.

        4.15 Material Contracts. Except as Previously Disclosed or otherwise
             ------------------
reflected in the CROSSROADS Financial Statements, none of the CROSSROADS Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year, (b) any Contract relating to the borrowing of money by any CROSSROADS Company or the guarantee by any CROSSROADS Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any Contracts between or among CROSSROADS Companies (together with all Contracts referred to in Sections 4.10 and 4.14(a) of this Agreement, the "CROSSROADS Contracts"). None of the CROSSROADS Companies is in Default under any CROSSROADS Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS. All of the indebtedness of any CROSSROADS Company for money borrowed is prepayable at any time by such CROSSROADS Company without penalty or premium.

        4.16    Legal Proceedings. Except as Previously Disclosed, there is no
                -----------------
Litigation instituted or pending or, to the Knowledge of CROSSROADS, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any CROSSROADS Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CROSSROADS Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

        4.17    Reports. Except as Previously Disclosed, since January 1, 1994,
                -------
each CROSSROADS Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with all Regulatory Authorities. As of their respective dates, each of such reports and documents, including, without limitation, the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, none of such reports or documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.18 Statements True and Correct. No statement, certificate,instrument
             ---------------------------
or other writing furnished or to be furnished by any CROSSROADS Company or any Affiliate thereof to SNB pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CROSSROADS Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by SNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any CROSSROADS Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CROSSROAD's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any CROSSROADS Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CROSSROADS, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any CROSSROADS Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

        4.19 Accounting, Tax and Regulatory Matters. Except as Previously
             --------------------------------------
Disclosed, no CROSSROADS Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to
(a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of CROSSROADS, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

        4.20    Charter Provisions. Each CROSSROADS Company has taken all
                ------------------
action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any CROSSROADS Company or restrict or impair the ability of SNB to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CROSSROADS Company that may be acquired or controlled by it.


                              ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF SNB
                -------------------------------------

        SNB hereby represents and warrants to CROSSROADS as follows:

        5.1     Organization, Standing and Power. SNB is a corporation duly
                --------------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. SNB, has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. SNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

        5.2     Authority; No Breach. (a) SNB has the corporate power and
                --------------------
authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SNB. This Agreement represents a legal, valid and binding obligation of SNB, enforceable against SNB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                (b) Neither the execution and delivery of this Agreement by SNB, nor the consummation by SNB of the transactions contemplated hereby, nor compliance by SNB with any of the provisions hereof will (i) conflict with or result in a breach of any provision of SNB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any SNB Company under, any Contract or Permit of any SNB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any SNB Company or any of their respective Assets.

                (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to-or-filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by SNB of the Merger and the other transactions contemplated in this Agreement.

        5.3     Capital Stock. (a) The authorized capital stock of SNB consists
                -------------
of (i) 5,000,000 shares of SNB Common Stock, of which 2,656,381 shares are issued and outstanding as of the date of this Agreement (includes shares to be issued subject to outstanding stock option and warrants). All of the issued and outstanding shares of SNB Common Stock are, and all of the shares of SNB Common Stock to be issued in exchange for shares of CROSSROADS Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of SNB Common Stock has been, and none of the shares of SNB Common Stock to be issued in exchange for shares of CROSSROADS Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of SNB.

        (b) Except as set forth in the total shares in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of SNB outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of SNB or contracts, commitments, understandings, or arrangements by which SNB is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

    5.4    SNB Subsidiaries. SNB has no subsidiaries.
           ----------------

    5.5    Financial Statements. SNB has Previously Disclosed and delivered to
           --------------------
CROSSROADS prior to the execution of this Agreement copies of all SNB Financial Statements for periods ended prior to the date hereof and will deliver to CROSSROADS copies of all SNB Financial Statements prepared subsequent to the date hereof. The SNB Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the SNB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the SNB Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the SNB Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

    5.6    Absence of Undisclosed Liabilities. No SNB Company has any
           ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, except Liabilities which are accrued or reserved against in the consolidated balance sheets of SNB as of December 31, 1997 included in the SNB Financial Statements or reflected in the notes thereto. No SNB Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

    5.7    Absence of Certain Changes or Events. Since March 31, 1997, except as
           ------------------------------------
disclosed in SEC Documents filed by SNB prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, and (b) the SNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of SNB provided in Article 7 of this Agreement.

    5.8    Tax Matters. (a) All Tax returns required to be filed by or on behalf
           -----------
of any of the SNB Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on SNB, and all returns filed are complete and accurate to the Knowledge of SNB. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on SNB, except as reserved against in the SNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

           (b) None of the SNB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any SNB Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

          (c) Adequate provision for any Taxes due or to become due for any of the SNB Companies for the period or periods through and including the date of the respective SNB Financial Statements has been made and is reflected on such SNB Financial Statements.

          (d) Deferred Taxes of the SNB Companies have been provided for in accordance with GAAP.

          (e) Effective January 1, 1993, SNB adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

    5.9   SNB Allowance for Possible Loan Losses. The allowance for possible
          --------------------------------------
loan or credit losses (the "SNB Allowance") shown on the consolidated balance sheets of SNB included in the most recent SNB Financial Statements dated prior to the date of this Agreement was, and the SNB Allowance shown on the consolidated balance sheets of SNB included in the SNB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the SNB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the SNB Companies as of the dates thereof except where the failure of such SNB Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on SNB.

    5.10  Assets. Except as Previously Disclosed or as disclosed or reserved
          ------
against in the SNB Financial Statements, the SNB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the SNB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with SNB's past practices. All Assets which are material to SNB's business on a consolidated basis, held under leases or subleases by any of the SNB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the SNB Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the SNB Companies is a named insured are reasonably sufficient. The Assets of the SNB Companies include all assets required to operate the business of the SNB Companies as presently conducted.

    5.11  Environmental Matters. (a) Each SNB Company, its Participation
          ---------------------
Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

          (b) There is no Litigation pending or, to the Knowledge of SNB, threatened before any court, governmental agency or authority or other forum in which any SNB Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any SNB Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of SNB, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

          (c) There is no Litigation pending or, to the Knowledge of SNB, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any SNB Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of SNB, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

          (d) To the Knowledge of SNB, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

          (e) During the period of (i) any SNB Company's ownership or operation of any of their respective current properties, (ii) any SNB Company's participation in the management of any Participation Facility, or (iii) any SNB Company's holding of a security interest in a Loan Property, there have been no release of Hazardous Material or oil in, on, under or affecting such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

          (f) Prior to the period of (i) any SNB Company's ownership or operation of any of their respective current properties, (ii) any SNB Company's participation in the management of any Participation Facility, or (iii) any SNB Company's holding of a security interest in a Loan Property, to the Knowledge of SNB, there were no releases of Hazardous Material or oil in, on, under or affecting any such property. Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

     5.12 Compliance with Laws. SNB is duly registered as a bank holding company
          --------------------
under the BHC Act. Each SNB Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB. No SNB Company: (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB; or
(ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any SNB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, or
(C) requiring any SNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13 Labor Relations. No SNB Company is the subject of any Litigation
          ---------------
asserting that it or any other SNB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other SNB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any SNB Company, pending or, to its Knowledge, threatened or, to its Knowledge, is there any activity involving any SNB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 Employee Benefit Plans. (a) SNB has Previously Disclosed and delivered
          ----------------------
or made available to CROSSROADS prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any SNB Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "SNB Benefit Plans"). Any of the SNB Benefit Plans which is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "SNB ERISA Plan." Each SNB ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "SNB Pension Plan." No SNB Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All SNB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB. Each SNB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and SNB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of SNB, no SNB Company has engaged in a transaction with respect to any SNB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any SNB Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

          (c) No SNB ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any SNB Pension Plan, (ii) no change in the actuarial assumptions with respect to any SNB Pension Plan, and (iii) no increase in benefits under any SNB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB or materially adversely affect the funding status of any such plan. Neither any SNB Pension Plan nor any "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any SNB Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on SNB. No SNB Company has provided, or is required to provide, security to a SNB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (d) No Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any SNB Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on SNB. No SNB Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on SNB. No notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any SNB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as Previously Disclosed, (i) no SNB Company has any obligations for retiree health and life benefits under any of the SNB Benefit Plans and (ii) there are no restrictions on the rights of such SNB Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on SNB.

          (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any SNB Company from any SNB Company under any SNB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any SNB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any SNB Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the SNB Financial Statements to the extent required by and in accordance with GAAP.

        5.15    Legal Proceedings.  There is no Litigation instituted or
                -----------------
pending or, to the Knowledge of SNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any SNB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any SNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

        5.16    Reports.  Since January 1, 1994, each SNB Company has timely
                -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, without limitation, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB). As of their respective dates, each of such reports and documents, including, without limitation, the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, none of such reports and documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        5.17    Statements True and Correct.  No statement, certificate,
                ---------------------------
instrument or other writing furnished or to be furnished by any SNB Company or any Affiliate thereof to CROSSROADS pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any SNB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by SNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any SNB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CROSSROADS's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any SNB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CROSSROADS, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any SNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

        5.18    Accounting, Tax and Regulatory Matters. No SNB Company or any
                --------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of SNB, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

        5.19    Charter Provisions.  Each SNB Company has taken all action
                ------------------
so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any SNB Company or restrict or impair the ability of any CROSSROADS shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of SNB Common Stock that may be acquired or controlled by it.


                                   ARTICLE 6
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

        6.1     Affirmative Covenants of CROSSROADS.  Unless the prior written
                -----------------------------------
consent of SNB shall have been obtained, and except as otherwise contemplated herein, CROSSROADS shall, and shall cause each of its Subsidiaries: (a) to operate its business in the usual, regular, and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

        6.2     Negative Covenants of CROSSROADS.  From the date of this
                --------------------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, CROSSROADS covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without prior written consent of the chief executive officer or chief financial officer of SNB, which consent shall not be unreasonably withheld:

                (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any CROSSROADS Company; or

                (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a CROSSROADS Company to another CROSSROADS Company) (for the CROSSROADS Companies on a consolidated basis) except in the ordinary course of the business of CROSSROADS Companies consistent with past practices (which shall include, for CROSSROADS Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, receipt of Federal Home Loan Bank advances, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any CROSSROADS Company of any Lien or permit any such Lien to exist; or

                (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CROSSROADS Company, or declare or pay any dividend or make any other distribution in respect of CROSSROADS's capital stock, provided that CROSSROADS shall be permitted to pay a cash dividend recently declared by it payable on March 1, 1998 to shareholders of record on February 15, 1998 in the amount of $.20 per share.

                (d) except as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of, or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of CROSSROADS Common Stock or any other capital stock of any CROSSROADS Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                (e) adjust, split, combine or reclassify any capital stock of any CROSSROADS Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CROSSROADS Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any CROSSROADS Subsidiary (unless any such shares of stock are sold or otherwise transferred to another CROSSROADS Company) or
(ii) any

Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, or (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

                (g) grant any increase in compensation or benefits to the employees or officers of any CROSSROADS Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except to employees in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any CROSSROADS Company; or pay any bonus to, or grant any increase in fees or other increases in compensation or other benefits to, directors of any CROSSROADS Company; or

                (h) enter into or amend any employment Contract between any CROSSROADS Company and any Person (unless such amendment is required by Law) that the CROSSROADS Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                (i) adopt any new employee benefit plan of any CROSSROADS Company or make any material change in or to any existing employee benefit plans of any CROSSROADS Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

                (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any CROSSROADS Company for money damages in excess of $50,000 or which involves material restrictions upon the operations of any CROSSROADS Company; or

                (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

        6.3     Covenants of SNB.  From the date of this Agreement until the
                ----------------
earlier of the Effective Time or the termination of this Agreement, SNB covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the SNB Common Stock and the business prospects of the SNB Companies and, to the extent consistent therewith, to use all reasonable efforts to preserve intact the SNB Companies' core businesses and goodwill with their respective employees and the communities they serve.

        6.4     Adverse Changes in Condition.  Each Party agrees (a) to give
                ----------------------------
written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and (b) to use its reasonable efforts to prevent or promptly to remedy the same.

        6.5     Reports.  Each Party and its Subsidiaries shall file all reports
                -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with laws applicable to such reports.

     6.6  Pooling. From and after the date of this Agreement, no Party, or any
          -------
of its Affiliates, shall knowingly take or fail to take any action, other than actions which such Party is required to take or abstain from taking pursuant to this Agreement, which action or failure to act could reasonably be expected to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. From and after the date of this Agreement, each of the Parties shall take all reasonable actions necessary to cause the Merger to be characterized as a "pooling of interests" for accounting purposes.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS
                             ---------------------

     7.1 Registration Statement: Proxy Statement: Shareholder Approval. As soon
         -------------------------------------------------------------
as practicable after execution of this Agreement, SNB shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under applicable Securities Laws in connection with the issuance of the shares of SNB Common Stock upon consummation of the Merger. CROSSROADS shall furnish all information concerning it and the holders of its capital stock as SNB may reasonably request in connection with such action. CROSSROADS shall call a Shareholders' meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the Merger and this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' meeting, (a) SNB shall prepare and file on CROSSROADS's behalf a proxy Statement (which shall be included in the REgistration Statement and which shall include an explanation of the restrictions on resale with respect to the shares of SNB Common Stock received by the holders of CROSSROADS Common Stock in the Merger) with the SEC and mail it to its shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of CROSSROADS shall recommend to its shareholders that they approve this Agreement and (d) the Board of Directors and officers of CROSSROADS shall use their reasonable efforts to obtain such shareholders' approval.

     7.2  Listing. SNB shall use its best efforts to list, prior to the
          -------
Effective Time, on the NASDAQ/NMS, the shares of SNB Common Stock to be issued to the holders of CROSSROADS Common Stock pursuant to the Merger.

     7.3  Applications. SNB shall promptly prepare and file, and CROSSROADS
          ------------
shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     7.4  Filings with State Offices. Upon the terms and subject to the
          --------------------------
conditions of this Agreement, SNB shall execute and file the Articles of merger with the Secretary of State of the State of Georgia in connection with the Closing.

     7.5  Agreement as to Efforts to Consummate. Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by SNB in connection with the SNB Common Stock to be issued in the merger or a resolicitation of proxies as a consequence of an acquisition agreement by SNB or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement. Each

Party shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     7.6  Investigation and Confidentiality.  (a) Prior to the Effective Time,
          ---------------------------------
each Party will keep the other Party advised of all material developments relevent to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Except as may be required by applicable Law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial position and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representations, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     7.7  Press Releases.  Prior to the Effective Time, CROSSROADS and SNB shall
          --------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section
7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     7.8  No Solicitation.  (a)  CROSSROADS shall not, nor shall it permit any
          ---------------
of its Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, CROSSROADS or any of its Subsidiaries to, (i) solicit or initiate, or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expect to lead to, any Takeover Proposal; provided, however, that, subject to compliance with subsection (c) below and after receiving the written opinion of independent outside legal counsel to the effect that the failure to do so would constitute a breach by the CROSSROADS Board of Directors of its fiduciary duties to CROSSROADS shareholders under applicable law, CROSSROADS may, in response to an unsolicited Takeover Proposal that (i) was not received in violation of this Section 7.8, (ii) is not subject to financing and (iii) the CROSSROADS Board of Directors determines in good faith, after receipt of a written opinion of a financial advisor of nationally recognized reputation to such effect, would result in a transaction more favorable to CROSSROADS shareholders than the Merger, (A) furnish information with respect to CROSSROADS to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set for in the immediately preceeding sentence by any executive officer of CROSSROADS or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of CROSSROADS or any of its Subsidiaries, whether or not such person is purporting to act on behalf of

CROSSROADS or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.8 by CROSSROADS. For purposes of this Agreement, "Takeover Proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of CROSSROADS or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 15% of any class of equity securities of CROSSROADS or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of CROSSROADS or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving CROSSROADS or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to SNB of the transactions contemplated hereby.

           (b) Except as set forth herein, neither the Board of Directors of CROSSROADS nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to SNB, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, upon receipt of the written opinion of independent outside legal counsel to the effect that failure to do so would constitute a breach of its fiduciary duties to CROSSROADS shareholders under applicable law, then, prior to the Shareholders' Meeting, the CROSSROADS Board of Directors may (subject to the terms of this and the following sentences) approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the second business day following SNB's receipt of written notice (a "Notice of Superior Proposal") advising SNB that the CROSSROADS Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided that CROSSROADS shall not enter into an agreement with respect to a Superior Proposal unless CROSSROADS shall have furnished SNB with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (not subject to financing) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of CROSSROADS Common Stock or CROSSROADS Bank then outstanding or all substantially all of the assets of CROSSROADS or CROSSROADS Bank and otherwise on terms that the CROSSROADS Board of Directors determines in its good faith judgment (after receipt of a written opinion of a financial advisor or nationally recognized reputation to such effect) to be more favorable to CROSSROADS shareholders than the Merger.

           (c) In addition to the obligations of CROSSROADS set forth in subsection (b) above, CROSSROADS shall immediately advise SNB orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any Takeover Proposal or inquiry. CROSSROADS shall keep SNB fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

           (d) Nothing contained in this Section 7.8 shall prohibit CROSSROADS from making any disclosure to CROSSROADS's shareholders if the CROSSROADS Board of Directors determines in good faith, after receipt of the written advice of outside counsel to such effect, that it is required to do so in order to discharge properly its fiduciary duties to shareholders under applicable law; provided that CROSSROADS does not, except as permitted by subsection (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

     7.9   Tax Treatment. Each of the Parties undertakes and agrees to use its
           -------------
reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purpose.

      7.10  Agreement of Affiliates. CROSSROADS has Previously Disclosed all
            -----------------------
Persons whom it reasonably believes are "affiliates" of CROSSROADS for purposes of Rule 145 under the 1933 Act. CROSSROADS shall use its reasonable efforts to cause each such Person to deliver to SNB not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of
Exhibit I hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of CROSSROADS Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of SNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Regardless of whether each such affiliate has provided the written agreement referred to in this Section, SNB shall be entitled to place restrictive legends upon certificates for shares of SNB Common Stock issued to affiliates of CROSSROADS pursuant to this Agreement to enforce the provisions of this Section.

      7.11  Employee Benefits and Contracts. Following the Effective Time, SNB
            -------------------------------
shall provide generally to officers and employees of the CROSSROADS Companies employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by the SNB Companies to their similarly situated officers and employees, provided that for a period of twelve (12) months after the Effective Time, SNB shall provide generally to officers and employees of CROSSROADS Companies severance benefits in accordance with the policies of either (i) CROSSROADS as Previously Disclosed, or (ii) SNB, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the CROSSROADS Companies prior to the Effective Time shall be treated as service with a SNB Company participating in such employee benefit plans. SNB also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to SNB between any CROSSROADS Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the CROSSROADS Benefit Plans.

      7.12  Large Deposits. Prior to the Closing, CROSSROADS will provide SNB
            --------------
and SNB will furnish to CROSSROADS with a list of all certificates of deposit or checking, savings or other deposits owned by persons who, to the Knowledge of the CROSSROADS, had deposits aggregating more than $100,000 and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of CROSSROADS and the Bank and their affiliates in an amount aggregating more than $100,000 as of the last day of the calendar month immediately prior to the Closing.

      7.13  Indemnification. SNB agrees that all rights to indemnification and
            ---------------
all limitations of liability existing in favor of the officers and directors of CROSSROADS and CROSSROADS Bank ("Indemnified Parties") as provided in their respective articles of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

      7.14  Irrevocable Proxies. Concurrent with the execution hereof,
            -------------------
CROSSROADS shall use its best efforts to obtain and deliver to SNB irrevocable proxies in substantially the form of Exhibit 4 hereto from each member of CROSSROADS'S Executive Offices and from each member of CROSSROADS'S Board of Directors and their affiliates not later than 30 days after the date of this Agreement.

      7.15  Post-Closing Understanding. SNB agrees that CROSSROADS Bank of
            --------------------------
Georgia will be maintained as a separately chartered, freestanding banking subsidiary of SNB managed by its own Board of Directors as of the Effective Time and until such time as SNB in its business judgment deems a change in such status warranted. SNB shall, however, be entitled to change the name of CROSSROADS Bank of Georgia at or after the Effective Time to achieve consistency with the marketing program of SNB. It is the stated present intention of SNB to involve William D. Watson, who presently serves as President of CROSSROADS Bank of Georgia, as the City President of that institution subsequent to the Effective Time and to maintain Carol A. Bryant, Ronald K. Bell, Ronald J. Baggett and Ray M. Durham with the resulting organization in a role similar to that now occupied by them with CROSSROADS Bank of Georgia. SNB agrees that four (4) of the Directors of CROSSROADS immediately prior to the Effective Time will be added to the Board of Directors of the resulting holding company as provided in Section 2.3.

                                   ARTICLE 8
              CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
              --------------------------------------------------

      8.1  Conditions to Obligations of Each Party. The respective obligations
           ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6 of this Agreement:

           (a)  Shareholder Approval. The shareholders of CROSSROADS shall have
                --------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

           (b)  Regulatory Approvals. All Consents of, filings and registrations
                --------------------
with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect, and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which, in the reasonable judgment of the Board of Directors of either Party, would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; provided, however, that no such condition or restriction shall be deemed to be materially adverse unless it materially differs from terms and conditions customarily imposed by any Regulatory Authority in connection with similar transactions.

           (c)  Consents and Approvals. Each Party shall have obtained any and
                ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

           (d)  Legal Proceedings. No court or governmental or regulatory
                -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

           (e)  Registration Statement. The Registration Statement shall be
                ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under all Securities Laws relating to the issuance or trading of the shares of SNB Common Stock issuable pursuant to the Merger shall have been received.

           (f)  NASD Listing. The shares of SNB Common Stock issuable pursuant
                ------------
to the Merger shall have been approved for listing on the NASDAQ/NMS.

           (g)  Tax Matters. CROSSROADS shall have received a written opinion of
                -----------
counsel from Martin, Snow, Grant & Napier, in form reasonably satisfactory to it, substantially to the effect that for federal income tax purposes (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (b) the exchange in the Merger of CROSSROADS Common Stock for SNB Common Stock will not give rise to gain or loss to the shareholders of CROSSROADS with respect to such exchange (except to the extent of any cash received).

      8.2  Conditions to Obligations of SNB. The obligations of SNB to perform
           --------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by SNB pursuant to Section 10.6(a) of this Agreement:

           (a)  Representations and Warranties. The representations and
                ------------------------------
warranties of CROSSROADS set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

            (b)  Performance of Agreements and Covenants. Each and all of the
                 ---------------------------------------
agreements and covenants of CROSSROADS to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c)  Certificates. CROSSROADS shall have delivered to SNB (i) a
                 ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CROSSROADS's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as SNB and its counsel reasonably request.

            (d)  Opinion of Counsel. CROSSROADS shall have delivered to SNB an
                 ------------------
opinion of Walker, Hulbert, Gray & Byrd, counsel to CROSSROADS, dated as of the Closing Date, covering those matters set forth in Exhibit 2 hereto, which opinion may be rendered in accordance with the Interpretive Standards on Legal Opinions to Third Parties in Corporate Transactions promulgated by the Corporate and Banking Law Section of the State Bar of Georgia (January 1, 1992) (the "Interpretive Standards").

            (e)  Accountant's Letters. SNB shall have received from McNair,
                 --------------------
McLemore & Middlebrooks letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding CROSSROADS, in form and substance reasonably satisfactory to SNB, which letters shall be based upon customary specified procedures undertaken by such firm, and which letter shall provide, without limitation, (i) that there has been no Material adverse change in the financial position, business, or results or operations of SNB since the date of the execution of this Agreement and (ii) that the transaction may be characterized as a "pooling of interests" for accounting purposes.

            (f)  Material Disclosures. CROSSROADS shall have disclosed to SNB
                 --------------------
all matters which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CROSSROADS.

            (g)  Dissenting Shareholders. Holders of not more than 5% of the
                 -----------------------
issued and outstanding shares of CROSSROADS Common Stock shall have perfected their rights as dissenting shareholders pursuant to Article 13 of the GBCC.

      8.3   Conditions to Obligations of CROSSROADS. The obligations of
            ---------------------------------------
CROSSROADS to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CROSSROADS pursuant to Section 10.6(b) of this Agreement:

            (a)  Representations and Warranties. The representations and
                 ------------------------------
warranties of SNB set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SNB.

           (b)  Performance of Agreements and Covenants. Each and all of the
                ---------------------------------------
agreements and covenants of SNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (c)  Certificates. SNB shall have delivered to CROSSROADS (i) a
                ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officers and its chief financial officer, to the effect that the conditions of its obligation set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by SNB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CROSSROADS and its counsel shall reasonably request.

           (d)  Opinion of Counsel. SNB shall have delivered to CROSSROADS an
                ------------------
opinion of Martin, Snow, Grant & Napier, counsel to SNB, dated as of the Closing Date, covering those matters set forth in Exhibit 3 hereto, which opinion may be rendered in accordance with the Interpretive Standards.

                                   ARTICLE 9
                                  TERMINATION
                                  -----------

      9.1  Termination. Notwithstanding any other provision of this Agreement,
           -----------
and notwithstanding the approval of this Agreement by the shareholders of CROSSROADS, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) By mutual consent of the Board of Directors of SNB and the Board of Directors of CROSSROADS; or

           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 8.2(a) of this Agreement in the case of SNB and Section 8.3(a) of this Agreement in the case of CROSSROADS; or

           (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representations, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

           (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of CROSSROADS fail to approve this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon (assuming, for this purpose, that SNB votes the proxies granted to it pursuant to Section 7.14 hereof in favor thereof); or

            (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 30, 1998, provided the failure to consummate the Merger on or before such date was not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 9.1(e); or

            (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement.

            (g) By the Board of Directors of CROSSROADS in connection with entering into a definitive agreement in accordance with Section 7.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it make simultaneous payment of the Expenses.

      9.2   Effect of Termination. In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except (i) as provided in Sections 10.2 and 10.14 and (ii) a termination pursuant to Section 9.1(b) or (c) of this Agreement shall entitle the non-breaching Party to all expenses incurred in connection with the proposed merger contemplated herein to be paid by the breaching Party, as and for liquidated damages, which shall be sole remedy of either Party against the other under this Agreement pursuant to O.C.G.A. (S) 13-6-7. The Parties agree that the amount specified as liquidated damages hereunder represents a good faith and reasonable estimate by the Parties of the amount of damages that the non-breaching Party would expect to incur in the event of a default under this Agreement and is not intended as a penalty.

                                  ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

      10.1  Definitions. Except as otherwise provided herein, the capitalized
            -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

      "Affiliate" of a Person shall mean (a) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under Common control with such Person or (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

      "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits delivered pursuant hereto and incorporation herein by reference.

      "Articles of Merger" shall mean the Articles of Merger to be executed by SNB and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.3 of this Agreement.

      "Assets" of a Person shall mean all of the assets, properties, business and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

      "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

      "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

      "Closing Date" shall have the meaning provided in Section 1.2 of this Agreement.

      "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

      "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

      "CROSSROADS Bank" shall mean CROSSROADS Bank of Georgia, a Georgia state-chartered bank and a CROSSROADS Subsidiary.

      "CROSSROADS Benefit Plans" shall have the meaning set forth in Section
5.14 of this Agreement.

      "CROSSROADS Common Stock" shall mean the $10.00 par value Common Stock of CROSSROADS.

      "CROSSROADS Companies" shall mean, collectively, CROSSROADS and all CROSSROADS Subsidiaries.

      "CROSSROADS Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of CROSSROADS as of September 30, 1997, and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 1997, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as previously furnished by CROSSROADS to SNB, and (b) the consolidated balance sheets of CROSSROADS (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1997.

      "CROSSROADS Stock Plans" shall mean the existing stock option and other stock-based compensation plans of CROSSROADS.

      "CROSSROADS Subsidiaries" shall mean the Subsidiaries of CROSSROADS, which shall include the CROSSROADS Subsidiaries described in Section 4.4 of this Agreement and any Person acquired as a Subsidiary of CROSSROADS in the future and owned by CROSSROADS at the Effective Time.

      "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

      "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

      "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall have the meaning provided in Section 4.14(c) of this Agreement.

      "ERISA Plan" shall have the meaning provided in Section 4.14 of this Agreement.

      "Exchange Agent" shall have the meaning provided in Section 3.2 of this Agreement.

      "Exchange Ratio" shall have the meaning provided in Section 3.1(b) of this Agreement.

      "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

      "Expenses" shall have the meaning provided in Section 10.2 of this Agreement.

      "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

      "GBCC" shall mean the Georgia Business Corporation Code.

      "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et.seq., or any similar federal, state or local Law.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Interpretive Standards" shall have the meaning provided in Section 8.2(d) of this Agreement.

      "IRS" shall mean the Internal Revenue Service.

      "Knowledge" as used with respect to a Person shall mean the Knowledge after reasonable due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

      "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

      "Letter of Transmittal" shall have the meaning provided in Section 3.2 of this Agreement.

      "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

      "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

      "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

      "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

      "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Merger" shall mean the merger of CROSSROADS with and into SNB referred to in Section 1.1 of this Agreement.

     "Merger Consideration" shall have the meaning provided in Section 3.1(c) of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ/NMS" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Old Certificates" shall have the meaning provided in Section 3.2 of this Agreement.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

    "Outstanding CROSSROADS Shares" shall mean all shares of CROSSROADS outstanding immediately prior to the Effective Time, other than shares held in CROSSROADS's treasury which shall be canceled without consideration at the Effective Time.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, without limitation, any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either CROSSROADS or SNB, and "Parties" shall mean both CROSSROADS and SNB.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit or any Person or its capital stock, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Previously Disclosed" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this Agreement by SNB to CROSSROADS in an SEC Document delivered to CROSSROADS in which the specific information has been identified by SNB.

     "Proxy Statement" shall mean the proxy statement used by CROSSROADS to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of SNB relating to shares of SNB Common Stock to be issued to the shareholders of CROSSROADS.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by SNB under the 1933 Act in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state banking and other regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

     "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, state blue sky laws, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of CROSSROADS to be held pursuant to Section 7.1 of this Agreement, including any adjournment of postponement thereof.

     "SNB Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "SNB Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "SNB Common Stock" shall mean the $10.00 par value common stock of SNB.

     "SNB Companies" shall mean, collectively, SNB and all SNB Subsidiaries.

     "SNB Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of SNB as of September 30, 1997, and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 1997, and for each of the three years ended December 31, 1997, 1996 and 1995, as filed by SNB in SEC Documents and (ii) the consolidated statements of condition of SNB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

     "SNB Stock Plans" shall mean the existing stock option and other stock-based compensation plans.

     "SNB Subsidiaries" shall mean the Subsidiaries of SNB.

     "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity securities of which are owned or controlled in a fiduciary capacity.

     "Superior Proposal" shall have the meaning provided in Section 7.8(b) of this Agreement.

     "Surviving Corporation" shall mean SNB as the surviving corporation resulting from the Merger.

        "Takeover Proposal" shall have the meaning provided in Section 7.8(a) of this Agreement. "CROSSROADS Allowance" shall have the meaning provided in
Section 4.9 of this Agreement.

        "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.


        10.2  Expenses. Each of the Parties shall bear and pay all direct costs
              --------
and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel (the "Expenses"), except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.


        10.3  Brokers and Finders. Each of the Parties represents and warrants
              -------------------
that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by CROSSROADS or SNB, each of CROSSROADS and SNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

        10.4  Entire Agreement. Except as otherwise expressly provided herein,
              ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, with respect to the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.13 of this Agreement.

        10.5  Amendments. To the extent permitted by Law, this Agreement may be
              ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of CROSSROADS Common Stock, there shall be made no amendment decreasing the consideration to be received by CROSSROADS shareholders without the further approval of such shareholders.

        10.6  Waivers. (a) Prior to or at the Effective Time, SNB, acting
              -------
through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CROSSROADS, to waive or extend the time for the compliance or fulfillment by CROSSROADS of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SNB.

           (b) Prior to or at the Effective Time, CROSSROADS, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by SNB, to waive or extend the time for the compliance or fulfillment by SNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CROSSROADS under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CROSSROADS.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     10.7  Assignment. Except as expressly contemplated hereby, neither this
           ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     10.8  Notices. All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered by hand, or facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     SNB:                SNB Bancshares, Inc.
                         P.O. Box 4748
                         Macon, GA 31208-4748
                         Attention: H. Averett Walker, President

     Copy to Counsel:    Martin, Snow, Grant & Napier
                         P.O. Box 1606
                         Macon, GA 31202-1606
                         Attention: Edward J. Harrell

     CROSSROADS:         CROSSROADS Bancshares, Inc.
                         P.O. Box 1308
                         Perry, GA  31069-1308
                         Attention: William D. Watson, President

     Copy to Counsel:    Walker, Hulbert, Gray & Byrd
                         P.O. Box 1234
                         Perry, GA  31069-1234
                         Attention:  John D. Christy

     10.9  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     10.10 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.11 Captions. The captions contained in this Agreement are for reference
           --------
purposes only and are not part of this Agreement.

        10.12   Enforcement of Agreement. The Parties hereto agree that
                ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        10.13   Severability.  Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        10.14   Survival.  The respective representations, warranties,
                --------
obligations, covenants and agreements of the Parties shall not survive the Effective Time or the termination and abandonment of this Agreement, except that
(i) Articles Two, Three and Ten and Sections 7.6(b), 7.9, 7.11 and 7.13 of this Agreement shall survive the Effective Time; and (ii) Sections 7.6(b), 7.8(b), 9.2, 10.2 and 10.14 shall survive the termination and abandonment of this Agreement.

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

                                        CROSSROADS BANCSHARES, INC.


                                     BY: /s/ Cullen Talton
                                        -------------------------------------
                                        CULLEN TALTON,
                                        Chairman of the Board of Directors


                                 ATTEST: /s/ William D. Watson
                                        -------------------------------------
                                        WILLIAM D. WATSON,
                                        President


                                                               [CORPORATE SEAL]


                                        SNB BANCSHARES, INC.

                                     BY: /s/ H. Averett Walker
                                        -------------------------------------
                                        H. AVERETT WALKER,
                                        President


                                                               [CORPORATE SEAL]

                               LIST OF EXHIBITS
                               ----------------

Exhibit Number           Description
--------------           -----------

        1. Form of agreement of affiliates of Crossroads Bancshares, Inc. ((S) 7.10).

        2. Matters as to which Walker, Hulbert, Gray & Byrd will opine ((S) 8.2(d)).

        3. Matters as to which Martin, Snow, Grant & Napier will opine ((S) 8.3(d)).

        4.               Irrevocable Proxy ((S)7.14).

                                                                Merger Agreement
                                                                    EXHIBIT 1
                                                                    ---------

                              AFFILIATE AGREEMENT
                              -------------------


SNB Bancshares, Inc.
P.O. Box 4748
Macon, GA 31208-4748

Attention: President

Ladies and Gentleman:

     The undersigned is a shareholder and Director of Crossroads Bancshares, Inc. ("Crossroads"), a corporation organized under the laws of the State of Georgia and located in Perry, Georgia, and will become a shareholder of SNB Bancshares, Inc. ("SNB") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of January 29, 1998 (the "Agreement"), by and between Crossroads and SNB. Under the terms of the Agreement, Crossroads will be merged into and with SNB (the "Merger"), and the shares of the $50.00 par value common stock of Crossroads ("Crossroads Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of SNB ("SNB Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and SNB regarding certain rights and obligations of the undersigned in connection with the shares of SNB to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and SNB hereby agree as follows:

     1.    Affiliate Status.  The undersigned understands and agrees that as to
           ----------------
Crossroads the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such and "affiliate" at the time of the Merger.

     2.    Covenants and Warranties of Undersigned.  The undersigned represents,
           ---------------------------------------
warrants and agrees that:

           (a) The SNB Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

           (b) SNB has informed the undersigned that any distribution by the undersigned of SNB Common Stock has not been registered under the 1933 Act and that shares of SNB Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that SNB is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of SNB Common Stock.

     3.    Restrictions on Transfer.
           ------------------------

           (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of SNB Common Stock received by the undersigned pursuant to the Merger will be given to SNB's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

                 "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of SNB) or (y) Rule 144 (in the case of
                    ---
                 shares issued to an individual who is an affiliate of SNB) of the Rules and Regulations of such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for SNB that such sale or transfer is otherwise exempt from the registration requirements of such Act."

           (b) Such legend will also be placed on any certificate representing SNB securities issued subsequent to the original issuance of the SNB Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the SNB Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rule 144 and 145 are amended to eliminate restrictions applicable to the SNB Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), SNB, upon the request of the undersigned, will cause the certificates representing the shares of SNB Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by SNB of an opinion of its counsel to the effect that such legend may be removed.

     4.    Understanding of Restrictions on Dispositions.  The undersigned has
           ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of SNB Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Crossroads.

     5.    Filing of Reports by SNB.  SNB or any successor company agrees, for a
           ------------------------
period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of SNB Common Stock issued to the undersigned pursuant to the Merger.

     6.    Transfer Under Rule 145(d).  If the undersigned desires to sell or
           --------------------------
otherwise transfer the shares of SNB Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for SNB Common Stock, together with such additional information as the Transfer Agent may reasonably request. If SNB's counsel concludes that such proposal sale or transfer complies with the requirements of Rule 145(d), SNB shall cause such counsel, at SNB's expense, to provide such opinions as may be necessary to SNB's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

          7.    Acknowledgements. The undersigned recognizes and agrees that the
                ----------------
forgoing provisions also apply with respect to Crossroads Common Stock held by, and SNB Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of SNB or becomes a director or executive officer of SNB upon consummation of the Merger, among other things, any sale of SNB Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

          8.    Miscellaneous. This Affiliate Agreement is the complete
                -------------
agreement between SNB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the address set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

         This Affiliate Agreement is executed as of the ____ day of ______,1998.


                                               Very truly yours,

                                               -------------------------


                                               -------------------------


                                               -------------------------


                                               -------------------------
                                               Address

                                               -------------------------
                                               Telephone No.


AGREED TO AND ACCEPTED as of

______________________,1998

SNB BANCSHARES, INC.
By :
    -------------------------

    Its:
        ---------------------

                                                                Merger Agreement
                                                                    EXHIBIT 2
                                                                    ---------

                              MATTERS AS TO WHICH
                    WALKER, HULBERT, GRAY & BYRD WILL OPINE


     1. Crossroads Bancshares Inc. ("Crossroads") is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

     2. Crossroads Bank is a Georgia chartered state bank duly organized and validly existing under the laws of the State of Georgia with all requisite power and authority to conduct its business as described in the Proxy Statement, and to own and use its Assets. The deposits of Crossroads Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

     3. Crossroads's authorized shares consist of 5,000,000 shares of Common Stock, $5.00 par value, of which ________ shares were outstanding as of _______. The outstanding shares of Crossroads Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Crossroads to issue equity securities or acquire its equity securities.

     4. Crossroads owns directly or indirectly all the issued and outstanding shares of the capital stock of Crossroads Bank. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Crossroads Bank to issue equity securities or acquire its equity securities.

     5. The execution and delivery by Crossroads of the Agreement do not, and if Crossroads were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Crossroads or the Articles of Incorporation or Bylaws of Crossroads Bank or, to our Knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Crossroads or Crossroads Bank is a party or by which Crossroads or Crossroads Bank is bound.

     6. Crossroads has duly authorized the execution and delivery of the Agreement and all performance by Crossroads thereunder and has duly executed and delivered the Agreement.

     7.    The Agreement is enforceable against Crossroads.

                                                                Merger Agreement
                                                                    EXHIBIT 3
                                                                    ---------

                              MATTERS AS TO WHICH
                    MARTIN, SNOW, GRANT & NAPIER WILL OPINE


     1. SNB Bancshares, Inc. ("SNB") is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

     2. SNB's authorized shares consist of 5,000,000 shares of Common Stock, $1.00 par value per share, of which _________ shares were outstanding as of ___________. The outstanding shares of SNB Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating SNB to issue equity securities or acquire its equity securities. The shares of SNB Common Stock to be issued to the shareholders of Crossroads upon consummation of the Merger have been registered under the Securities Act of 1933, as amended, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     3. The execution and delivery by SNB of the Agreement do not, and if SNB were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of SNB or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which SNB is a party or by which SNB is bound.

     4. SNB has duly authorized the execution and delivery of the Agreement and all performance by SNB thereunder and has duly executed and delivered the Agreement.

     5.    This Agreement is enforceable against SNB.

                                                                Merger Agreement
                                                                    EXHIBIT 4
                                                                    ---------

                               IRREVOCABLE PROXY
                               -----------------

     This Irrevocable Proxy is given by the undersigned, ________ ____________ ("Shareholder"), in favor of SNB Bancshares, Inc., as Georgia corporation ("SNB"), as of the 29th day of January, 1998.


     WHEREAS, SNB and Crossroads Bancshares, Inc., a Georgia corporation ("Crossroads"), have entered into an Agreement and Plan of Merger dated as of January 29, 1998 (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which SNB proposes to acquire the entire equity interest in Crossroads by means of a merger (the "Merger") of Crossroads with and into SNB;

     WHEREAS, Shareholder owns, as of the date hereof, ______ shares of Crossroads Common Stock (the "Existing Shares", together with any shares of Crossroads Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares");and

     WHEREAS, SNB has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

     NOW, THEREFORE, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with the GBCC, Shareholder hereby irrevocably makes, constitutes and appoints SNB to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, solely for the limited purpose set forth herein, with full power to appoint a substitute or substitutes solely for the limited purpose set forth herein. Shareholder further directs SNB, and SNB hereby agrees to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Crossroads (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger and the Merger Agreement. SNB shall have no right to vote the shares with respect to any other matter. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares, and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to SNB a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in SNB the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which SNB and Shareholder mutually consent in writing to terminate this Irrevocable Proxy, (ii) the date of the Closing, or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon SNB (or any substitute or substitutes) may not be exercised prior to the receipt by SNB and Crossroads of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

     IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date first set forth above.


                                            -------------------------------

--------------------
Witness

                                      -2-